CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-168045 on Form S-8 of our report dated March 17, 2011, relating to the consolidated financial statements of Peet’s Coffee & Tea, Inc., and the effectiveness of Peet’s Coffee & Tea, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Peet’s Coffee & Tea, Inc. for the year ended January 2, 2011.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 17, 2011